SECURITIES AND EXCHANGE COMMISSION
Washington, DC   20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 2, 2010

VECTREN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No.	Registrant, State of Incorporation, Address, and Telephone Number	I.R.S Employer Identification No.

1-15467	Vectren Corporation	35-2086905
(An Indiana Corporation)
One Vectren Square
Evansville, Indiana 47708
(812) 491-4000

1-16739	Vectren Utility Holdings, Inc.	35-2104850
(An Indiana Corporation)
One Vectren Square
Evansville, Indiana 47708
(812) 491-4000

Former name or address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

Vectren Corporation (the company) will webcast its presentation to the financial community in New York City at 12:30 p.m. Eastern time on Thursday, March 3, 2011.  Carl Chapman, President and CEO, and Jerry Benkert, Executive Vice President and CFO, will provide an overview of the company’s utility and nonutility businesses and key strategies for growth.

A live webcast of the company’s presentation and accompanying slides will be available on Vectren’s website, www.vectren.com, by choosing the “New York Financial Community Webcast” icon located on the right side of the page.  A replay of the webcast will be made available at the same location approximately two hours following the conclusion of the webcast.  The accompanying slides to be used in the webcast are attached as exhibits to this filing as Exhibits 99.1.

Vectren Corporation is the parent company of Vectren Utility Holdings, Inc. (Utility Holdings) and Vectren Enterprises, Inc. (Enterprises).  Utility Holdings is the intermediate holding company of the Company’s three operating public utilities, and Enterprises is the holding company for the company’s nonutility operations.

The results of Utility Holdings and Enterprises presented on an earnings per share basis are non-GAAP measures.  Such per share amounts are based on the earnings contribution of each group included in Vectren’s consolidated results divided by Vectren’s basic average shares outstanding during the period.  The earnings per share of the groups do not represent a direct legal interest in the assets and liabilities allocated to the groups, but rather represent a direct equity interest in Vectren Corporation's assets and liabilities as a whole.  These non-GAAP measures are used by management to evaluate the performance of individual businesses.  In addition, other items giving rise to period over period variances, such as weather, may be presented in the attached slides on an after tax and per share basis.  These amounts are calculated at a statutory tax rate divided by Vectren’s basic average shares outstanding during the period.  Accordingly, management believes these measures are useful to investors in understanding each business’ contribution to consolidated earnings per share and in analyzing consolidated period to period changes and the potential for earnings per share contributions in future periods.  Per share amounts of Utility Holdings (the Utility Group) and Enterprises (the Nonutility Group) are reconciled to the GAAP financial measure of basic EPS by adding the two together.  If there is a difference, that difference results from corporate and other operations that are generally not significant.  The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP.

In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company is hereby furnishing cautionary statements identifying important factors that could cause actual results of the Company and its subsidiaries, including Vectren Utility Holdings, Inc., to differ materially from those projected in forward-looking statements of the Company and its subsidiaries made by, or on behalf of, the Company and its subsidiaries.  These cautionary statements are attached as Exhibit 99.2.

The information contained herein and in the attached slides shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01.    Exhibits.

Exhibit Number	Description

99.1	Slide Presentation

99.2	Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTREN CORPORATION VECTREN UTILITY HOLDINGS, INC.
March 2, 2011

By: /s/ M. Susan Hardwick
M. Susan Hardwick
Vice President, Controller and Assistant Treasurer